Rule 424 (b) (3)
                                                 Registration No. 333-87793

               PRICING SUPPLEMENT NO. 2675 DATED June 12, 2000
              TO PROSPECTUS SUPPLEMENTAL DATED October 8, 1999
                 AND BASE PROSPECTUS DATED October 7, 1999


Issuer:                            National Rural Utilities CFC

Principal Amount:                  $372,000.00

Issue Price:                       100% of Principal Amount

Original Issue Date:               06/15/00

Maturity Date:                     06/17/02

Interest Rate:                     7.46% per annum

Record Dates:                      Each January 1 and July 1

Interest Payment Dates:            Each January 15 and July 15

Redeemable Date:                   None

Agents Commission:                 None

Form of Note:                      Certificated
(Book-Entry or Certificated)

Other Terms:                       None

Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $8,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B and $5,509,368,000 Series C have been issued.